Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Davis, Andrew Cecere and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of U.S. Bancorp, and any and all amendments including post-effective amendments, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

	President, Chief Executive	April 18, 2007
/s/ Richard K. Davis Richard K. Davis	Officer and Director (principal executive officer)

	Vice Chairman and Chief	April 18, 2007
/s/ Andrew Cecere Andrew Cecere	Financial Officer (principal financial officer)

	Executive Vice President and	April 18, 2007
/s/ Terrance R. Dolan Terrance R. Dolan	Controller (principal accounting officer)

	Chairman	April 18, 2007
/s/ Jerry A. Grundhofer Jerry A. Grundhofer

	Director	April 18, 2007
/s/ Victoria B. Buyniski Gluckman Victoria B. Buyniski Gluckman

	Director	April 18, 2007
/s/ Arthur D. Collins, Jr. Arthur D. Collins, Jr.

	Director	April 18, 2007
/s/ Peter H. Coors Peter H. Coors

Signature	Title	Date

	Director	April 18, 2007
/s/ Joel W. Johnson Joel W. Johnson

	Director	April 18, 2007
/s/ Olivia F. Kirtley Olivia F. Kirtley

	Director	April 18, 2007
/s/ Jerry W. Levin Jerry W. Levin

	Director	April 18, 2007
/s/ David B. O’Maley David B. O’Maley

	Director	April 18, 2007
/s/ O’dell M. Owens, M.D., M.P.H. O’dell M. Owens, M.D., M.P.H.

	Director	April 18, 2007
/s/ Richard G. Reiten Richard G. Reiten

	Director	April 18, 2007
/s/ Craig D. Schnuck Craig D. Schnuck

	Director	April 18, 2007
/s/ Warren R. Staley Warren R. Staley

	Director	April 18, 2007
/s/ Patrick D. Stokes Patrick D. Stokes